Exhibit 99.1

   National Dentex Corporation Announces Delay in Filing Form 10-K

    WAYLAND, Mass.--(BUSINESS WIRE)--April 8, 2005--National Dentex Corporation (NASDAQ: NADXE), one of the largest owner/operators of dental laboratories in the United States, today announced that on April 5, 2005 it had received by fax a Nasdaq Staff Determination, dated April 5, 2005 (the "Letter"), indicating that Nasdaq had not received National Dentex's Form 10-K for the period ended December 31, 2004 as required by Nasdaq Marketplace Rule 4310(c)(14) and informing National Dentex that its securities accordingly would be delisted from Nasdaq at the opening of business on April 14, 2005, unless National Dentex requested a hearing in accordance with the Marketplace Rule 4800 Series, as described in the Letter.
    The Letter further informed National Dentex that as a result of its filing delinquency the fifth character "E" would be appended to its trading symbol and that its trading symbol would thus be changed from "NADX" to "NADXE" at the opening of business on April 7, 2005. The Letter also informed National Dentex that Marketplace Rule 4815(b) requires National Dentex, as promptly as possible but no later than seven (7) calendar days from the receipt of the Letter, to make a public announcement through the news media to disclose its receipt of the Letter and the Nasdaq rules upon which it is based, having first, however, provided a copy of the public announcement to Nasdaq's StockWatch Department and Listing Qualifications Hearings Department at least ten (10) minutes prior to its public dissemination.
    The Letter also informed National Dentex that it could appeal Nasdaq's delisting determination by requesting a hearing with a Nasdaq Listing Qualifications Panel (a "Panel"). The Letter indicated that such a request, received by Nasdaq's Hearings Department no later than 4:00 p.m. Eastern Time on April 12, 2005, would stay the delisting of National Dentex's securities pending a Panel decision.
    National Dentex announced that on April 8, 2005 it had requested an oral hearing before a Panel and tendered the requisite hearing fee to appeal and stay the delisting determination set forth in the Letter. There can be no assurance the Panel will grant National Dentex's request for continued listing. However, National Dentex is continuing to work diligently to complete its Annual Report on Form 10-K and currently believes that it will be able to satisfy the Nasdaq's continued listing requirements.

    About National Dentex

    National Dentex Corporation serves an active customer base of over 20,000 dentists through 45 dental laboratories located in 30 states. National Dentex's dental laboratories provide a full range of custom-made dental prosthetic appliances, including dentures, crowns and fixed bridges, and other dental specialties.

    Safe Harbor Statement

    This press release contains forward-looking statements within the meaning of the federal securities laws, including statements regarding our future performance, opportunities, and expected courses of action, that are based on our current expectations, beliefs, assumptions, estimates, forecasts and projections about the industry and markets in which National Dentex operates. The statements contained in this release are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements. Important factors that may affect future operating and financial results include the timing, duration and effects of adverse changes in overall economic conditions; National Dentex's ability to acquire and successfully operate additional laboratories; governmental regulation of health care; trends in the dental industry towards managed care; increases in labor, benefits and material costs; product development risks; technological innovations; compliance with evolving federal securities, accounting, and marketplace rules and regulations applicable to publicly-traded companies on the Nasdaq National Market; and other risks indicated from time to time in National Dentex's filings with the Securities and Exchange Commission.

    CONTACT: National Dentex Corporation
             Richard F. Becker, 508-358-4422
             Vice President, Treasurer & CFO